Exhibit 99(b)

ACTIVE WEIGHTING FUNDS ETF TRUST

BYLAWS

These Bylaws of Active Weighting Funds ETF Trust, a Delaware statutory trust (the “Trust”), are subject to the Declaration of Trust, dated January 13, 2017, as from time to time amended, supplemented or restated (the “Trust Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Trust Agreement.

Article I
PRINCIPAL OFFICE

Section 1.1            Principal Office. The principal office of the Trust shall be located in Cape Girardeau, Missouri, or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

Section 1.2            Registered Agent. The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process on the Trust, which agent may be either an individual resident in the State of Delaware whose business office is identical with the Trust's registered office, or a domestic corporation, or a foreign corporation authorized to transact business in the State of Delaware, having a business office identical with such registered office.

Article II
OFFICERS AND THEIR ELECTION

Section 2.1            Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a Shareholder of the Trust.

Section 2.2            Election of Officers. The Treasurer and Secretary shall be chosen by the Trustees. The President shall be chosen by the Trustees from among their number. Two or more offices may be held by a single person, except the offices of President and Secretary. Subject to the provisions of Section 3.13, the President, Treasurer and Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

Section 2.3            Resignations. Any officer of the Trust may resign, Section 2.2 notwithstanding, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect upon being so filed or at such time as may be therein specified.

Article III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 3.1            Management of the Trust; General. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Agreement or with these Bylaws.

Section 3.2            Executive and Other Committees. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 3.3            Compensation. Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for his or her expenses as may be fixed from time to time by resolution of the Trustees. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees, provided that the compensation of the Chief Compliance Officer must be approved by a majority of Trustees, including a vote of a majority of Trustees who are not “interested persons” under the 1940 Act (“1940 Act Majority”), as required by the 1940 Act or rules thereunder.

Section 3.4            Chairman of the Trustees. The Trustees may appoint from among their number a Chairman, who shall serve as such at the pleasure of the Trustees. When present, the Chairman shall preside at all meetings of the Shareholders and the Trustees, and the Chairman may, subject to the approval of the Trustees, appoint another Trustee to preside at such meetings in his or her absence. The Chairman shall perform such other duties as the Trustees may from time to time designate. If the Trustees do not appoint a Chairman, the President shall perform the duties of the Chairman.

Section 3.5            President. The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. The President shall also have the power to employ attorneys, accountants and other advisers and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Section 3.6            Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as

Custodian in accordance with the Trust Agreement and applicable provisions of law. The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and the Treasurer shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

Section 3.7            Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

Section 3.8            Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the most senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 3.9            Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the Assistant Treasurer (or, if there are two or more Assistant Treasurers, then the most senior of the Assistant Treasurers present and able to act), may perform all the duties of the Treasurer.

Section 3.10        Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the Assistant Secretary (or, if there are two or more Assistant Secretaries, then the most senior of the Assistant Secretaries present and able to act), may perform all the duties of the Secretary.

Section 3.11        Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 3.12        Chief Compliance Officer. There shall be an officer of the Trust designated as the Chief Compliance Officer and appointed by vote of a 1940 Act Majority, as required by the 1940 Act or rules thereunder. The Chief Compliance Officer shall be responsible for administering the compliance program maintained by the Trust for complying with the federal securities laws and shall perform such additional duties as the Trustees from time to time may designate.

Section 3.13        Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the

Securities and Exchange Commission (“Commission”)) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

Section 3.14        Removal. Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Section 3.15        Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

Article IV
SHAREHOLDERS’ MEETINGS

Section 4.1            Special Meetings. A special meeting of the Shareholders shall be called by the Secretary whenever (i) ordered by the President of the Trust, (ii) ordered by the Trustees; or (iii) requested in writing by the Shareholders holding at least ten percent of the outstanding shares entitled to vote (provided that such Shareholders prepay the costs to the Trust of preparing and mailing the notice of the meeting). Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or Classes, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or Classes shall be called and only the shareholders of such one or more Series or Classes shall be entitled to notice of and to vote at such meeting.

Section 4.2            Notices. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least 15 days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Section 4.3            Voting; Proxies. Subject to the provisions of the Trust Agreement, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than 11 months before the meeting, unless the instrument specifically provides for a longer period; or (ii) the Shareholder authorizes an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than 11 months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed or authorized by one of them, unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Agreement, as these Bylaws or such Trust Agreement may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 4.4            Place Of Meeting. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Section 4.5            Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting, except where a larger vote is required by law or by the Trust Agreement, if a majority of the Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Trustees held at the principal place of business of the Trust.

Section 4.6            Quorum and Required Vote. One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a meeting of Shareholders, except that where any provision of law or of the Trust Agreement permits or requires that Shareholders of any Series shall vote as a Series (or the Shareholders of a Class shall vote as a Class), then one-third of the aggregate number of Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class). Any lesser number shall be sufficient for adjournment. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by the Trust Agreement, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Trust Agreement permits or requires that holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of that Series (or Class) voted on the matter in person or by proxy shall decide that matter insofar as that Series (or Class) is concerned.

Article V
TRUSTEES’ MEETINGS

Section 5.1            Special Meetings. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or any two other Trustees.

Section 5.2            Regular Meetings. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee.

Section 5.3            Quorum. One-half of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

Section 5.4            Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, telefax or telegram sent to his or her home or business address at least 24 hours in advance of the meeting or by written notice mailed, postage prepaid, addressed to the Trustee at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address at least 72 hours in advance of the meeting.

Section 5.5            Place Of Meeting. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

Section 5.6            Action by Written Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees (unless prohibited by applicable law) and filed with the records of the Trustees' meetings. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal office of the Trust.

Section 5.7            Participation in Meetings By Conference Telephone. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting (unless prohibited by applicable law). Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

Article VI
SHARES OF BENEFICIAL INTEREST

Section 6.1            Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into such transferable Shares of one or more separate and distinct Series, or

Classes thereof, as the Trustees shall from time to time create and establish. The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more Classes of Shares consistent with applicable law and any rule or order of the Commission.

Section 6.2            Transfer of Shares. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Section 6.3            Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

Section 6.4            Share Certificate. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or Class for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Section 6.5            Loss of Certificate. In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Section 6.6            Discontinuance of Issuance Of Certificates. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

Section 6.7            Establishment of Record Dates. The Trustees may close the Share transfer books of the Trust for a period not exceeding 150 days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 150 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Article VII
OWNERSHIP OF ASSETS OF THE TRUST

Section 7.1            Ownership. The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

Article VIII
INSPECTION OF BOOKS

Section 8.1            Inspection. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

Article IX
INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

Section 9.1            Insurance. The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he or she would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Article X

FISCAL YEAR

Section 10.1        Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

Article XI
AMENDMENTS

Section 11.1        Amendments. These Bylaws may be amended by the Trustees from time to time.

Article XII
REPORTS TO SHAREHOLDERS

Section 12.1        Reports. The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the Trust, including financial statements which shall be certified at least annually by independent public accountants.

Article XIII
HEADINGS

Section 13.1        Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

Approved by the Board of Trustees of Active Weighting Funds ETF Trust on January 13, 2017.